Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 200 Ashford Center North, Suite 425 ♦ Atlanta, GA 30338

FOR IMMEDIATE RELEASE

Williams Reports Second Quarter 2022 Financial Results

Performance Reflects Delayed Awards, Non-recurring Margin Pressure

ATLANTA, GA, August 11, 2022 – Williams Industrial Services Group Inc. (NYSE American: WLMS) (“Williams” or the “Company”), an energy and industrial infrastructure services company, today reported its financial results for the fiscal second quarter ended June 30, 2022.

Recent Highlights

●	Williams posted revenue of $56.1 million in the second quarter of 2022 compared with $91.6 million in the prior-year period
●	The Company reported a net loss from continuing operations of $5.3 million, or $(0.20) per diluted share, in the second quarter of 2022 compared with net income from continuing operations of $2.6 million, or $0.10 per diluted share, in the second quarter of 2021
●	Adjusted EBITDA[1] was negative $3.2 million for the second quarter of 2022 compared with $4.9 million in the prior-year period
●	As of June 30, 2022 the Company’s backlog was $234.3 million compared to $257.0 million as of March 31, 2022; approximately $144.6 million of the June 30, 2022 backlog is expected to be converted to revenue over the following twelve months
●	As previously announced, the Company has updated its guidance to reflect delayed awards and certain non-recurring costs

“Although Williams’ future remains promising, we were disappointed in how the second quarter played out, causing us to reduce guidance on August 4, 2022,” said Tracy Pagliara, President and CEO of Williams. “Our second quarter revenues were lower than expected as nuclear work was pushed out to the second half of 2022. In addition, several non-recurring items, including start-up costs in our transmission and distribution business, margin pressure from certain Florida water projects, and litigation expenses relating to a competitor and former employee, also negatively impacted bottom line results.

“Looking ahead, with bid activity accelerating, we’re optimistic about revenue and backlog growth and better operating performance in the quarters to come. We remain focused on new business development, expense controls and working capital management. We’re confident in our ability to position Williams for expansion and increased shareholder returns going forward.”

Second Quarter 2022 Financial Results Compared to Second Quarter 2021

Revenue in the second quarter was $56.1 million compared with $91.6 million in the second quarter of 2021, largely reflecting reduced nuclear business – due to the timing of a nuclear outage which occurs every other year accounting for $17.6 million of the decline – fewer decommissioning contracts accounting for $11.5 million of decline, and the exit of the Canadian nuclear market accounting for a $9.9 million reduction in revenue. Gross profit was $2.3 million, or 4.1% of revenue, compared with

1See NOTE 1 — Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to Adjusted EBITDA.

Williams Industrial Services Group

August 11, 2022

$9.4 million, or 10.2% of revenue, in the prior-year period, with the lower margin primarily due to changes in project mix, including the ongoing impact of certain contracts in Florida, as previously announced, and start-up costs tied to the Company’s further expansion into the energy delivery market. Excluding the aforementioned gross margin compression associated with Williams’ entry into the transmission and distribution business of $1.6 million and the negative gross margin impact of $1.2 million from the Company’s Florida water projects, adjusted gross margin would have been 10.0% of revenue.

Operating expenses were $6.7 million in the 2022 second quarter, inclusive of $0.3 million in professional fees relating to an ongoing legal matter, compared with $6.6 million in the prior-year period. The Company reported an operating loss of $4.5 million for the second quarter of 2022 versus operating profit of $2.7 million in the same period of 2021. Interest expense was $1.3 million in the second quarter of 2022 versus $1.2 million in 2021.

The Company reported a net loss from continuing operations of $5.3 million, or $(0.20) per diluted share, in the second quarter of 2022 compared with net income from continuing operations of $2.6 million, or $0.10 per diluted share, in the second quarter of 2021.

Balance Sheet

The Company’s total liquidity (the sum of unrestricted cash and availability under the Company’s revolving credit facility) was $6.5 million as of June 30, 2022 versus $27.7 million at the beginning of 2022. As of June 30, 2022, the Company had $0.7 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $41.4 million of bank debt compared with $2.5 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $32.1 million of bank debt as of December 31, 2021.

Backlog

Total backlog as of June 30, 2022 was $234.3 million compared with $257.0 million on March 31, 2022. During the second quarter of 2022 the Company recognized revenue of $56.1 million, booked new awards of $17.2 million, and saw net adjustments and cancellations of $16.2 million.

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Backlog - beginning of period	$256,956	$631,693
New awards	17,227	55,520
Adjustments and cancellations, net	16,179	(327,292)
Revenue recognized	(56,059)	(125,618)
Backlog - end of period	$234,303	$234,303

Williams estimates that approximately $144.6 million of its current backlog will be converted to revenue within the next twelve months compared with $139.0 million of backlog as of March 31, 2022 that the Company anticipated would be converted to revenue over the succeeding twelve-month period. Additionally, the Company saw an increase in its pipeline to approximately $400 million as of June 30, 2022 compared with approximately $360 million as of March 31, 2022.

Williams Industrial Services Group

August 11, 2022

Outlook

The Company adjusted guidance on August 4, 2022 from that previously provided January 28, 2022 for the current fiscal year, as follows:

2022 Guidance
Revenue:	$275 to $295 million (previously, $305 - $325 million)
Gross margin:	9.0% to 9.5% (previously, 10.5% to 11.0%)
SG&A:	8.25% to 8.75% of revenue; 8.00% to 8.50% excluding investments in upgrading systems (previously, 8.75% to 9.25%; 8.25% to 8.75% excluding investments)
Adjusted EBITDA*:	$5.0 to $7.5 million (previously, $10.0 to $12.5 million)

*See Note 1 — Non-GAAP Financial Measures for information regarding the use of Adjusted EBITDA and forward-looking non-GAAP financial measures.

Webcast and Teleconference

The Company will host a conference call tomorrow, August 12, 2022, at 10:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available later that day by dialing 412-317-6671 and entering conference ID number 13731982; alternatively, a webcast replay can be found at http://ir.wisgrp.com/, where a transcript will be posted once available.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company is a leading provider of infrastructure related services to blue-chip customers in energy and industrial end markets, including a broad range of construction maintenance, modification, and support services. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to perform in accordance with guidance, build and diversify its backlog and convert backlog to revenue, realize opportunities, including receiving contract awards on outstanding bids and successfully pursuing future opportunities, benefit from potential growth in the Company’s end markets, including from increased infrastructure spending by the U.S. federal government, and successfully achieve its growth, strategic and business development initiatives, including decreasing the Company’s outstanding indebtedness, increasing shareholder returns, and managing working capital, future demand for the Company’s services, and expectations regarding future revenues, cash flow, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its amended debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that it makes to customers, and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; exposure to market risks from changes in interest rates; the Company’s ability to obtain adequate surety bonding and letters of credit; the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s ability to attract and retain qualified personnel, skilled workers, and key officers; failure to successfully implement or realize its business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including any expansion into new markets and its ability to identify potential candidates for, and consummate, acquisition, disposition, or investment transactions; the loss of one or more of its significant customers; its competitive position; market outlook and trends in the Company’s industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants, declines in public infrastructure construction, and reductions in government funding; costs exceeding estimates the Company uses to set fixed-price contracts; harm to the Company’s reputation or profitability due to, among other things, internal operational issues, poor subcontractor performances or subcontractor insolvency; potential insolvency or financial distress of third parties, including customers and suppliers; the Company’s contract backlog and related amounts to be recognized as revenue; its ability to maintain its safety record, the risks of potential liability and adequacy of insurance; adverse changes in the Company’s relationships with suppliers, vendors, and subcontractors, including increases in cost, disruption of supply or shortage of labor, freight, equipment or supplies, including as a result of the COVID-19 pandemic; compliance with environmental, health, safety and other related laws and regulations, including those related to climate change; limitations or modifications to indemnification regulations of the U.S.; the Company’s expected financial condition, future cash flows, results of operations and future capital and other expenditures; the impact of unstable market and economic conditions on our business, financial condition and stock price, including inflationary cost pressures, supply chain disruptions and constraints, labor shortages, the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and a possible recession; our ability to meet publicly announced guidance or other expectations about our business, key metrics and future operating results; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and cash flows, including global supply chain disruptions and the potential for additional COVID-19 cases to occur at the Company’s active or future job sites, which potentially could impact cost and labor availability; information technology vulnerabilities and cyberattacks on the Company’s networks; the Company’s failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery; the Company’s ability to successfully implement its new enterprise resource planning (ERP) system; the Company’s participation in multiemployer pension plans; the impact of any disruptions resulting from the expiration of collective bargaining agreements; the impact of natural disasters, which may worsen or increase due to the effects of climate change, and other severe catastrophic events (such as the ongoing COVID-19 pandemic); the impact of corporate citizenship and environmental, social and governance matters;

Williams Industrial Services Group

August 11, 2022

the impact of changes in tax regulations and laws, including future income tax payments and utilization of net operating loss and foreign tax credit carryforwards; volatility of the market price for the Company’s common stock; the Company’s ability to maintain its stock exchange listing; the effects of anti-takeover provisions in the Company’s organizational documents and Delaware law; the impact of future offerings or sales of the Company’s common stock on the market price of such stock; expected outcomes of legal or regulatory proceedings (whether claims made by or against the Company) and their anticipated effects on the Company’s results of operations; and any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2021 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com

Financial Tables Follow

Williams Industrial Services Group

August 11, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue	$56,059	$91,571	$125,618	$152,422
Cost of revenue	53,778	82,218	117,628	136,971

Gross profit	2,281	9,353	7,990	15,451
Gross margin	4.1%	10.2%	6.4%	10.1%

Selling and marketing expenses	402	231	732	442
General and administrative expenses	6,294	6,372	12,365	12,683
Depreciation and amortization expense	46	46	112	87
Total operating expenses	6,742	6,649	13,209	13,212

Operating income (loss)	(4,461)	2,704	(5,219)	2,239
Operating margin	(8.0)%	3.0%	(4.2)%	1.5%

Interest expense, net	1,261	1,213	2,480	2,506
Other income, net	(240)	(1,232)	(419)	(1,592)
Total other (income) expense, net	1,021	(19)	2,061	914

Income (loss) from continuing operations before income tax	(5,482)	2,723	(7,280)	1,325
Income tax expense (benefit)	(171)	77	58	262
Income (loss) from continuing operations	(5,311)	2,646	(7,338)	1,063

Income (loss) from discontinued operations before income tax	(47)	243	(47)	164
Income tax expense (benefit)	(640)	18	(623)	37
Income from discontinued operations	593	225	576	127

Net income (loss)	$(4,718)	$2,871	$(6,762)	$1,190

Basic income (loss) per common share
Income (loss) from continuing operations	$(0.20)	$0.10	$(0.28)	$0.04
Income from discontinued operations	0.02	0.01	0.02	0.01
Basic income (loss) per common share	$(0.18)	$0.11	$(0.26)	$0.05

Diluted income (loss) per common share
Income (loss) from continuing operations	$(0.20)	$0.10	$(0.28)	$0.04
Income from discontinued operations	0.02	0.01	0.02	0.01
Diluted income (loss) per common share	$(0.18)	$0.11	$(0.26)	$0.05

Weighted average common shares outstanding (basic)	26,106,493	25,683,258	26,034,907	25,306,130
Weighted average common shares outstanding (diluted)	26,106,493	26,436,505	26,034,907	26,069,091

Williams Industrial Services Group

August 11, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

REVENUE BRIDGE ANALYSIS*

Second Quarter 2022 Revenue Bridge

(in millions)	$ Change
Second quarter 2021 revenue	$91.6
U.S. Nuclear	(20.2)
Decommissioning	(11.5)
Canada Nuclear	(9.9)
Water	4.0
Transmission and Distribution	1.6
Other	0.5
Total change	(35.5)
Second quarter 2022 revenue*	$56.1

*Numbers may not sum due to rounding

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

GROSS MARGIN RECONCILIATION

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

The following table reconciles our adjusted gross margin to our actual gross margin by deducting the energy transmission and distribution projects that are incurring start-up costs and lump sum projects in the water markets that are generating a loss. We believe this information is meaningful as it isolates the impact that our start-up costs and the non-profitable lump sum projects have on our gross margin. Because adjusted gross margin is not calculated in accordance with GAAP, it may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as substitute for, or superior to, financial measures prepared in accordance with GAAP.

(in thousands)	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Revenue	$56,059	$125,618
Cost of revenue	53,778	117,628

Gross profit	2,281	7,990
Gross margin	4.1%	6.4%

Minus: revenue from transmission and distribution start-up business	(1,597)	(2,540)
Minus: revenue from Florida lump sum water projects	(3,687)	(9,928)
Minus: total revenue deducted	(5,284)	(12,468)

Minus: cost of revenue from transmission and distribution start-up business	(3,228)	(5,325)
Minus: cost of revenue from the Florida lump sum water projects	(4,861)	(11,868)
Minus: total cost of revenue deducted	(8,089)	(17,193)

Adjusted revenue	50,775	113,150
Adjusted cost of revenue	45,689	100,435
Adjusted gross profit	$5,086	$12,715
Adjusted gross profit margin	10.0%	11.2%

Williams Industrial Services Group

August 11, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
($ in thousands, except per share amounts)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$656	$2,482
Restricted cash	468	468
Accounts receivable, net of allowance of $327 and $427, respectively	33,267	35,204
Contract assets	13,483	12,683
Other current assets	10,812	11,049
Total current assets	58,686	61,886

Property, plant and equipment, net	977	653
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	7,640	5,712
Total assets	$115,203	$116,151

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,939	$12,168
Accrued compensation and benefits	9,182	12,388
Contract liabilities	2,289	3,412
Short-term borrowings	10,223	676
Current portion of long-term debt	1,050	1,050
Other current liabilities	10,226	11,017
Current liabilities of discontinued operations	104	316
Total current liabilities	44,013	41,027
Long-term debt, net	30,128	30,328
Deferred tax liabilities	2,445	2,442
Other long-term liabilities	4,443	1,647
Long-term liabilities of discontinued operations	3,523	4,250
Total liabilities	84,552	79,694
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 26,869,938 and 26,408,789 shares issued, respectively, and 26,427,635 and 25,939,621 shares outstanding, respectively	263	261
Paid-in capital	93,208	92,227
Accumulated other comprehensive loss	(122)	(95)
Accumulated deficit	(62,692)	(55,930)
Treasury stock, at par (442,303 and 469,168 common shares, respectively)	(6)	(6)
Total stockholders’ equity	30,651	36,457
Total liabilities and stockholders’ equity	$115,203	$116,151

Williams Industrial Services Group

August 11, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2022	2021
Operating activities:
Net income (loss)	$(6,762)	$1,190
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Net income from discontinued operations	(576)	(127)
Deferred income tax provision (benefit)	3	(25)
Depreciation and amortization on plant, property, and equipment	112	87
Amortization of deferred financing costs	415	415
Amortization of debt discount	100	100
Bad debt expense	(101)	(51)
Stock-based compensation	577	1,460
Changes in operating assets and liabilities:
Accounts receivable	2,137	(3,040)
Contract assets	(787)	(4,268)
Other current assets	177	(1,561)
Other assets	(2,219)	(175)
Accounts payable	(1,251)	1,546
Accrued and other liabilities	(601)	4,432
Contract liabilities	(1,122)	(1,246)
Net cash used in operating activities, continuing operations	(9,898)	(1,263)
Net cash used in operating activities, discontinued operations	(365)	(139)
Net cash used in operating activities	(10,263)	(1,402)
Investing activities:
Purchase of property, plant and equipment	(438)	(418)
Net cash used in investing activities	(438)	(418)
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(163)	(501)
Proceeds from short-term borrowings	144,220	140,194
Repayments of short-term borrowings	(134,673)	(138,482)
Repayments of long-term debt	(525)	(525)
Net cash provided by financing activities	8,859	686
Effect of exchange rate change on cash, continuing operations	16	128
Net change in cash, cash equivalents and restricted cash	(1,826)	(1,006)
Cash, cash equivalents and restricted cash, beginning of period	2,950	9,184
Cash, cash equivalents and restricted cash, end of period	$1,124	$8,178

Supplemental Disclosures:
Cash paid for interest	$2,292	$1,887
Cash paid for income taxes, net of refunds	$—	$1,553

Williams Industrial Services Group

August 11, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA - CONTINUING OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Income (loss) from continuing operations	$(5,311)	$2,646	$(7,338)	$1,063
Add back:
Interest expense, net	1,261	1,213	2,480	2,506
Income tax expense (benefit)	(171)	77	58	262
Depreciation and amortization expense	46	46	112	87
Stock-based compensation	608	745	577	1,460
Severance costs	—	—	43	—
Other professional fees	260	—	974	—
Franchise taxes	65	62	129	122
Foreign currency (gain) loss	12	86	(123)	(4)
Adjusted EBITDA - continuing operations	$(3,230)	$4,875	$(3,088)	$5,496

NOTE 1 — Non-GAAP Financial Measures

Adjusted EBITDA-Continuing Operations

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of the Company’s income (loss) from continuing operations before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization and stock-based compensation. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and certain non-cash expenses and unusual gains or charges (such as stock-based compensation, severance costs, other professional fees, and foreign currency (gain) loss) which are not always commensurate with the reporting period in which such items are included. Williams’ credit facilities also contain ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or income from continuing operations or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.